UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 16, 2026

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Berkeley Heights, New Jersey  07922

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 799-8599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 16, 2026, Tonix Pharmaceuticals Holding Corp. (the “Company”) dismissed EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm. The Company notified EisnerAmper of its dismissal on March 16, 2026 (the “Notice Date”). The decision to dismiss EisnerAmper was approved by the Audit Committee of the Company’s Board of Directors. The dismissal was not related to any disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

EisnerAmper’s audit report on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2025, and December 31, 2024 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than that the report for these periods contained an explanatory paragraph concerning the Company’s continuing losses and negative cash flows from operating activities that raised substantial doubt about its ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024 and the subsequent interim period from January 1, 2026 through the Notice Date: (i) there were no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”) other than, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, the Company identified material weaknesses in internal control over financial reporting related to (i) the accounting for non-routine and complex transactions, including the formalization and documentation of controls and management review procedures, (ii) the assessment of the realizability of inventory based upon the projections utilized and (iii) the assessment of an amendment to warrants that were reclassified into equity in the same period that did not include a quantitative evaluation of the potential materiality of revaluation adjustments. Such material weaknesses, which were remediated by the year ended December 31, 2024, did not result in any restatement of the Company’s financial statements and did not give rise to any disagreement between the Company and EisnerAmper.

Before filing this Current Report on Form 8-K with the SEC, the Company provided EisnerAmper with a copy of the disclosures contained in this Item 4.01(a) and requested EisnerAmper to issue a letter, addressed to the SEC, stating whether EisnerAmper agrees with the statements contained in this Item 4.01(a). A copy of the letter dated March 18, 2026, addressed to the SEC, is filed as Exhibit 16.01 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On March 16, 2026 (the “Engagement Date”), the Company appointed PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and related interim periods.

The selection of PwC was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent years ended December 31, 2025 and December 31, 2024 and the subsequent interim period from January 1, 2026 through the Engagement Date, neither the Company nor anyone on its behalf consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	16.01	Letter from EisnerAmper LLC, dated March 18, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: March 18, 2026	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer